UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 27, 2015

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2015, InsPro Technologies Corporation (the “Company”) and it subsidiary, InsPro Technologies, LLC (“InsPro LLC”, and together with the Company, the “Loan Parties”), entered into a Secured Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) with The Co-Investment Fund II, L.P. (“Co-Investment”) pursuant to which the Loan Parties issued a secured promissory note in the principal amount of $1,000,000 (the “Note”) to Co-Investment.  The Note accrues interest at a rate of 8% per annum and matures on June 30, 2016.  Upon the occurrence of the Company’s next equity financing in which the Company receives gross proceeds of at least $1,000,000 (excluding the conversion of the Note and other debt) (the “Financing”), the entire outstanding principal amount and accrued and unpaid interest (the “Conversion Amount”) on the Note is automatically converted into such number of shares of equity securities issued in the Financing at a conversion price equal to the price per share paid by the investors for such equity securities in the Financing.  If the Company consummates (i) a consolidation or merger with or into any other corporation, or any other corporate reorganization, where the stockholders prior to such consolidation, merger or reorganization, do not hold at least a majority of the voting power of the surviving entity in substantially the same proportions immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, or (iii) a sale, lease, license or other disposition of all or substantially of the assets of the Company, each prior to the conversion or repayment in full of the Note, the Loan Parties will repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction.  Pursuant to the Note, the Loan Parties may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

Under the Note, an event of default includes, but is not limited to, (i) a default in payment of interest or principal on the Note, (ii) breach by the Loan Parties of any obligation under the Purchase Agreement or other agreement entered into between the Loan Parties and Co-Investment pursuant to the Purchase Agreement, which breach is not cured within five business days after receipt of notice of default, or (iii) commencement of any proceeding under any bankruptcy or any similar federal or state proceeding or an assignment for the benefit of creditors.  Generally, upon the occurrence of an event of default, the Note will become automatically due and payable in full.

In connection with the transactions contemplated by the Purchase Agreement, the Loan Parties and Co-Investment also amended and restated that certain Security Agreement, dated as of January 30, 2015 (the “Amended and Restated Security Agreement”), such that the obligations under that certain secured promissory note dated January 30, 2015 and the Note are secured by all assets of the Loan Parties except for intellectual property.  Additionally, the Loan Parties and Atiam Technologies L.P. (“Atiam”, and together with the Loan Parties, the “Borrowers”) obtained the written consent of Silicon Valley Bank (the “Bank”) in connection with the issuance of the Note as required pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 2, 2014, by and between the Borrowers and the Bank.

The foregoing information is a summary of material terms of the Purchase Agreement, Note and the Amended and Restated Security Agreement, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of, and the financial obligations created by, the Note.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of the Note.  The sale of the Note was made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by Co-Investment therein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015.

10.2	Form of Secured Convertible Promissory Note due June 30, 2016.

10.3	Amended and Restated Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	March 30, 2015	By:	/s/Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer and Chief Operating Officer